Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Synthetic Biologics, Inc.

Rockville, MD

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-180562, 333-189794, 333-188219 and 333-156973) and Form S-8 (Nos. 333-192355, 333-170858 and 333-148764) of our report dated March 31, 2014, relating to the consolidated financial statements of Synthetic Biologics, Inc., appearing in this Annual Report on Form 10-K of Synthetic Biologics, Inc. for the year ended December 31, 2013.

/s/ BDO USA, LLP

BDO USA, LLP
Troy, MI
March 31, 2014